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                                                As filed pursuant to Rule 424B3
                                                under the Securities Act of 1933
                                                Registration No. 333-39158


                     FIRST SUNAMERICA LIFE INSURANCE COMPANY
                          FS VARIABLE SEPARATE ACCOUNT

                      SUPPLEMENT TO THE POLARIS PROSPECTUS
                             DATED DECEMBER 2, 2002

                     SUPPLEMENT TO THE POLARIS II PROSPECTUS
                             DATED DECEMBER 2, 2002

The date of the Prospectus and Statement of Additional Information has been changed to January 7, 2003. All references in the Prospectus to the date of the Statement of Additional Information is hereby changed to January 7, 2003.

Date:  January 29, 2003

                Please keep this Supplement with your Prospectus
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